SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549





                            FORM 8-K


                         CURRENT REPORT


             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934



Date of Report (Date of earliest event reported) July 10, 2001


                                        INITIO, INC.
        (Exact name of registrant as specified in charter)


        Nevada                                                 000-
09848                                                    22-1906744
(State or other juris-                                (Commission
(IRS Employer
diction of Incorporation)                           File number)
Identification No.)



        2500 Arrowhead Drive,                       Carson City,
Nevada                                          89706
(Address of principal executive offices)               (Zip Code)




Registrant's telephone number,
   including area code                          (775) 883-2711



   (Former Name or Former Address, if Changed Since Last Report)

Item 4.   Changes in Registrant's Certifying Accountant

          On July 10, 2001, Initio, Inc. (the "Company")

terminated its client-auditor relationship with its independent public accountants, Arthur Andersen LLP ("Arthur Andersen") after failing to reach an agreement with Arthur Andersen on its fees for the audit of the Company's financial statements for the

fiscal year ended April 30, 2001.

          Arthur Andersen's report on our financial statements

for either of the past two fiscal years ended April 30, 2000 and

1999 did not contain an adverse opinion or disclaimer of opinion nor was it modified as to uncertainty, audit scope, or accounting principles.

          The decision to change accountants was made by the

Company's President on July 10, 2001.

          During the past two fiscal years ended April 30, 2000

and 1999 and the subsequent interim period through January 31,

2001, the Company has not had any disagreements with Arthur

Andersen on any matter of accounting principles or practices,

financial statement disclosure, or auditing scope or procedure,

which, if not resolved to Arthur Andersen's satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its report and the financial statements for such years.

          The Company has requested that Arthur Andersen furnish

a letter addressed to the Securities and Exchange Commission stating whether Arthur Andersen agrees with the above statements.

A copy of such letter dated July 13, 2001 is attached as Exhibit

16.1 to this Report on Form 8-K.











          SIGNATURES

          Pursuant to the requirements of the Securities Exchange

Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              INITIO, INC.


July 13, 2001                      By             /s/ Martin Fox
                                          Martin Fox, President




Item 7.        Financial Statements and Exhibits.

EXHIBIT INDEX



Exhibit        Description

16.1                     Letter dated July 13, 2001 from Arthur
               Andersen Pursuant to Item               304(A)(3)
               of Regulation S-B.
                                                     Exhibit 16.1

               [LETTERHEAD OF ARTHUR ANDERSEN LLP]



July 13, 2001

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Dear Sir/Madam:

We have read the fourth paragraph of Item 4 included in the Form
8-K dated July 13, 2001 of Initio, Inc. filed (to be filed) with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

/s/ Arthur Andersen LLP



cc: Mr. Martin Fox, President, Initio, Inc.